UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 5, 2012

Volterra Semiconductor Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-50857	94-3251865
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

47467 Fremont Blvd., Fremont, California		94538
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 510 743 1200

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 5, 2012, Volterra Semiconductor Corporation (the “Company”) announced the appointment of Simon Biddiscombe to the Board of Directors (the “Board”), which the Company reported on a Form 8-K filed with the Securities and Exchange Commission on December 6, 2012 (the “Original Form 8-K”). At that time, it was not determined whether Mr. Biddiscombe would sit on any Board committee. The Company is filing this Form 8-K/A to disclose the appointment on January 18, 2013 of Mr. Biddiscombe, effective as of January 18, 2013, to the Company’s Audit Committee in connection with the Company’s periodic review and re-assignment of committee memberships. This Form 8-K/A amends the Original Form 8-K to disclose Mr. Biddiscombe’s committee assignment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Volterra Semiconductor Corporation

January 25, 2013	By:	/s/ David Oh
Name: David Oh
Title: General Counsel